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                                                                       EXHIBIT 8

                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                               Tel: (212) 858-1000
                               Fax: (212) 858-1500

                                December 11, 1995

IES Utilities Inc.
IES Tower
200 First Street S.E.
Cedar Rapids, Iowa 52401

                  Re: IES Utilities Inc. -- Junior Subordinated Deferrable Interest Debentures

Ladies and Gentlemen:

                  As counsel to IES Utilities Inc. (the "Company"), we have assisted in the preparation of the prospectus, dated December 1, 1995 (the "Base Prospectus"), that forms a part of the registration statement on Form S-3 (File No. 33-62259) under the Securities Act of 1933, as amended (the "Act"), as filed with the Securities and Exchange Commission (the "SEC") on August 31, 1995, and amended by the filing with the SEC of Amendment No. 1 thereto on November 22, 1995 (as so amended, the "Registration Statement"), covering the issuance from time to time of $250,000,000 aggregate principal amount of debt securities of the Company, including its Junior Subordinated Debentures ("Subordinated Debentures"). We have also assisted in the preparation of the preliminary prospectus supplement, dated December 4, 1995, to the Base Prospectus as filed with the SEC on December 7, 1995, pursuant to Rule 424(b)(5) under the Act (together with such Base Prospectus, the "Preliminary Prospectus"), and the final prospectus supplement, dated December 8, 1995, to the Base Prospectus as filed with the SEC on December 11, 1995, pursuant to Rule 424(b)(2) under the Act (together with such Base Prospectus, the "Final Prospectus"). Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Final Prospectus.

                  We have examined and relied upon the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, (i) the form of Indenture (For Unsecured Subordinated Debt Securities) between the Company and The First National Bank of Chicago, as Trustee, and (ii)
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the form of Officer's Certificate establishing the terms of new series of
Subordinated Debentures.

                  Based on the foregoing and on our consideration of such other information as we have deemed necessary and appropriate, we hereby confirm, subject to the qualifications contained therein, our opinion as set forth in the Preliminary Prospectus and the Final Prospectus under the caption "United States Taxation."

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "United States Taxation" in the Preliminary Prospectus and the Final Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,


                                    /s/ Winthrop, Stimson, Putnam & Roberts